Exhibit 99.1

LIFE SETTLEMENT PORTFOLIO
PURCHASE AND SALE AGREEMENT

THIS LIFE SETTLEMENT PORTFOLIO PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as December 16, 2010 (the "“Effective Date"), by and between Trinity Life Settlement LLC, an Illinois limited liability company located at 5157 Main Street, Suite 200, Downers Grove, Illinois 60515 (the "Seller"),and MaxLife Fund Corp. a Wyoming Corporation located at 45 Sheppard Avenue East, Suite 900, North York, Ontario, Canada, M2N 5W9 (the "Buyer").

W I T N E S S E T H:

WHEREAS, Seller desires to sell the Property (as defined below) to Buyer and Buyer desires to purchase the Property from Seller, all on the terms and conditions herein set forth; and

WHEREAS, the Portfolio Policies (as defined below) are held in trust by Christiana Bank & Trust, a Delaware banking corporation (the "Trustee") solely in its capacity as trustee of the Trinity Life Settlements Trust under the terms of the Amended and Restated Master Trust Agreement dated April 16, 2009 (the Trust Agreement”).

NOW, THEREFORE, in consideration of the recitals hereinabove set forth, and for other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

1. Sale and Purchase.

(a)Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and accept from Seller, free and clear of all claims, charges, pledges, security interests, liens and encumbrances of any kind on each Policy Closing Date (as defined below) and subject to the terms and conditions set forth in this Agreement:

(i) all of the life insurance policies (or substantially similar policies) owned by the Seller identified on Exhibit A attached hereto (each, a "Portfolio Policy" and collectively, the "Portfolio Policies" with an aggregate face value of twenty-nine million six hundred fourty thousand dollars ($29,640,000), for which Seller has not received notice of the death of the insured(s) thereunder as of the Policy Closing;

(ii) all pertinent files and documents actually obtained by the Seller in connection with the original purchase of each Portfolio Policy;

(iii) all health or medical information, authorizations and releases and data and information on each insured, and all past and current tracking information on each insured under such Portfolio Policies, to the extent such information currently exists and is in the Seller’s possession, custody or control;

(iv) all documentation on the past and future payment of premiums, all actuarial studies and appraisals of the Portfolio Policies or any portion thereof, to the extent such information currently exists and is in the Seller’s possession, custody or control; and

(v) collectively the items set forth in Section 1(a)(i)–(iv) above shall be referred to herein as the "Property.."

2. Purchase Price.

(a) Escrow Agent. Christiana Bank & Trust, an escrow agent chosen by the mutual agreement of the parties hereto, shall serve as the escrow agent for purposes of the transactions set forth herein (the “Escrow Agent”), and all funds for the purchase of the Property shall be placed in an escrow account (the “Escrow Account”) maintained by the Escrow Agent.

(b) Amount of Purchase Price. The purchase price for the Property shall be the sum of one million four hundred eighty two thousand dollars ($1,482,000), plus fifteen thousand dollars ($15,000) per month (or such pro-rated amount for any period less than a full month) until the full Purchase Price has been deposited in the Escrow Account, plus all premiums actually paid by the Seller to the keep the Policies in force from the Effective Date until the final Policy Closing Date (collectively, the “Purchase Price”).

(c) Premium Reimbursement. At the end of each month, from the Effective Date to the final Policy Closing, the Seller shall deliver to the Purchaser a statement containing the sum of the premium actually paid for Portfolio Policies in the prior month, which amount shall be added to the Purchase Price as set forth in Section 2(b) above.

(d) Purchase Price Escrow Funding Period. The Purchaser shall have a period of six (6) months from the Effective Date (the “Purchase Price Funding Period”) to deposit with the Escrow Agent the full Purchase Price. If, however, the Purchaser has not deposited a sum equal to twenty-five percent (25%) of the Purchase Price with the Escrow Agent within three (3) months of the Effective Date (the “Partial Purchase Price Deposit”), then this Agreement shall automatically terminate and the Seller shall have no obligations to the Purchaser of any nature whatsoever. If the Purchaser timely makes the Partial Purchase Price Deposit, but fails to deposit the full Purchase Price within the Purchase Price Funding Period, the Seller shall be entitled immediately terminate this Agreement with no further obligations to the Purchaser of any nature whatsoever, and to keep the sum of one hundred fifty thousand dollars ($150,000) of the funds in the Escrow Account as reimbursement for premium paid and other expenses (the “Reimbursement Fee”). In the event the Seller is entitled to the Reimbursement Fee, then any sums in the Escrow Account in excess of the Reimbursement Fee shall be returned to the Purchaser.

(e) Payment of Purchase Price. The Purchase Price for the Property shall be paid as follows:

(i)Upon the deposit of the full Purchase Price with the Escrow Agent (exclusive of premium due between the date of the Purchase Price deposit and the final Policy Closing, which shall be trued up at the time of the final Policy Closing), the Seller shall direct the Trustee to execute and submit the change of ownership and beneficiary forms for the Portfolio Policies listed on Exhibit A (or policies substantially similar thereto) to the pertinent issuing life insurance carriers.

(ii) Within three (3) business days of the receipt by Trustee of evidence from the pertinent issuing carrier of acknowledgement that the ownership and beneficiary of a Portfolio Policy has been changed to the Purchaser (or its designee), the Escrow Agent shall release to the Seller funds equal to the Purchase Price divided by the total number of Policies (each a “Policy Closing Date”).

(iii) Immediately prior to the final Policy Closing Date, the Purchaser will make a true up payment for the premium actually paid by the Seller between the Effective Date and the final Policy Closing Date.

(f) Payment of Taxes. Seller and Buyer, respectively, shall timely pay when due all transfer, income or other federal, state or local taxes imposed upon Seller or Buyer, if any, as the result of the transactions contemplated by this Agreement, and neither the Seller nor the Buyer shall be liable for any such obligations of the other party.

(g) Commencement. Unless terminated early in accordance with the above, this Agreement shall be valid for a ninety (90) period commencing January 5, 2011.

3. Rejection by Carrier. If the pertinent issuing carrier has failed or refused to change the ownership and/or beneficiary of any Portfolio Policy within ninety (90) days of the submission of the pertinent change of ownership and beneficiary forms (a “Rejected Policy”), then the Seller will select another substantially similar policy and update Exhibit A hereto accordingly (a “Substitute Policy”). Any Substitute Policy shall be subject to and conveyed pursuant to the terms and conditions of this Agreement. Any Rejected Policy shall be removed from Exhibit A to this Agreement, and neither the Seller nor the Buyer shall have any duties, obligations or responsibilities under the terms of this Agreement with respect to such Rejected Policy.

4. Access to Property. Buyer’s obligations under this Agreement are conditioned upon the satisfactory completion of Buyer’s due diligence of the Property. Buyer shall have access to Seller’s records relating to the Property for the period from the Effective Date through the first Policy Closing Date. Any access to the records relating to the Property by Buyer shall be during normal business hours and upon prior written consent from Seller which consent shall not be unreasonably withheld or delayed by Seller. Buyer covenants that its access to such records from time to time shall be carried out in such a manner as shall not interfere with, disrupt or disturb Seller’s ongoing business activities.

5. Conditions to Buyer’s Obligation to Close. Buyer’s obligation to close on the acquisition of the Property pursuant to this Agreement is subject to the satisfaction, at or prior to each Policy Closing Date, of each of the following conditions.

(a) Subject to the terms and conditions of this Agreement, Financing Entity intends to

(i) Provide financing for regularly purchasing through the Settlement Company and arranging and effecting purchases for the sole benefit of Financing Entity of Policies from persons who sell such life insurance policies in life settlement transactions, and (ii) act as a “Financing Entity” for the Settlement Company as such term is defined by the NAIC Model Act (as in effect as of the date of this Agreement).

(ii) Financing Entity is a corporation validly formed, organized and existing under the laws of the State of Wyoming. Financing Entity has the full power and authority and has taken all necessary action to authorize and to execute and deliver this Agreement.

(iii) Financing Entity is regularly engaged in the purchasing and financing of life settlement contracts.

(iv) This Agreement has been duly executed and delivered by Financing Entity and constitutes the legal, valid and binding obligation of Financing Entity, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors’ rights generally and except as availability of the remedy of specific performance, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(v) There are no material actions, suits, claims, investigations or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings pending or, to the best of Financing Entity’s knowledge , threatened by or against it, relating to this Agreement or the transactions contemplated hereby, before any governmental authority, and no judgment, award, order, writ, injunction, arbitration decision or decree has been entered against or served upon Financing Entity relating to this Agreement or the transactions contemplated hereby.

(vi) The execution and delivery of this Agreement, the consummation by Financing Entity of the transactions contemplated hereby and the performance by it of its obligations hereunder, do not and shall not (i) violate or conflict with the terms of, or result in a breach by Financing Entity of, or constitute a default under, any material contract or agreement to which Financing Entity is a party or by which it may otherwise be bound or affected, (ii) violate any judgment, order, regulation or rule of any governmental authority applicable to Financing Entity, (iii) violate or conflict with any applicable law, or (iv) violate or conflict with the organizational documents of Financing Entity.

(vii) Financing Entity is knowledgeable about the sale and purchase of life insurance policies, is able to bear the economic risk of entering into this Agreement and consummating the transactions contemplated hereby, and understands that numerous risks exist, including but not limited to: (i) that the actual life span of the Insured under a Purchased Policy may significantly exceed the Insured’s estimated life expectancy; (ii) that the life insurance company which issued the Purchased Policy on the Insured may become insolvent; (iii) that laws may change in a manner that adversely impacts the validity of life settlement contracts; and (iv) the Insured under a Purchased Policy may disappear or become untraceable.

(viii) Financing Entity shall not commit any felony or any crime involving money laundering, the violation of banking laws, the violation of any applicable laws regulating life settlement transactions, the violation of any state or federal securities laws, the violation of any U.S. Federal regulation and Executive Order administered by the Office of Foreign Assets Contract of the U.S. Treasury Department, foreign corrupt practices laws, racketeering or organized crime, charges arising out of relationships with known or suspected terrorist organizations, or other crimes of similar nature or severity.

(ix) That Financing Entity will use its best efforts to ensure that funds to be deposited with the Escrow Agent in connection with this Agreement are not, and will not be, derived from illegal sources, and that the Settlement Company and Escrow Agent each has the right to refuse to accept or use any funds which either or both of the Settlement Company or Escrow Agent in good faith believe are derived from illegal sources, and the right to refuse to designate as owner and/or beneficiary of a Policy any person whom or which the Settlement Company and/or closing agent reasonably believe to be recognized by any U.S. state or federal governmental agency to be engaged in terrorist-based or similar activities, and neither Financing Entity nor its assigns or designees shall have any recourse whatsoever against the Settlement Company or the Escrow Agent in such event.

(x) Financing Entity acknowledges and understands that it will receive no returns (i.e., dividends and interest) until the Insured dies or it chooses to resell the Purchased Policy.

(xi) Financing Entity acknowledges and understands that the actual annual rate of return on a life settlement contract is dependent upon an accurate projection of the Insured’s life expectancy, and the actual date of the Insured’s death. An annual “guaranteed” rate of return is not determinable.

(xii) Financing Entity acknowledges and understands that the purchased life insurance policy should not be considered a liquid asset since it is impossible to predict the exact timing of its maturity and the funds probably are not available until the death of the Insured.

(xiii) Financing Entity acknowledges and understands it may lose all benefits or may receive substantially reduced benefits if the insurer goes out of business before a Purchased Policy matures.

(xiv) Financing Entity acknowledges and understands that it is responsible for payment of the insurance premium and other costs related to a Purchased Policy. These payments may reduce Financing Entity’s return.

(xv) Financing Entity acknowledges and understands that it continues to be responsible for the payment of the insurance premiums and other costs related to a Purchased Policy if the Insured returns to good health.

(xvi) Financing Entity is an “Accredited Investor” as defined in Rule 501, Regulation D of the Securities and Exchange Act of 1933.

(xvii) Settlement Company ensures that the insured individual on each policy will sign and execute sufficient documentation that will enable the Financing Entity the ability to attach annuity against the individual and policy. An settlement company will be the broker of record on the annuity transaction. This applies to entire portfolio of policies.

(xviii) Settlement Company agrees that Financing Entity will be able to use information and reference to Early Settlement program such as but not exclusive to PowerPoint presentation, website, management names and personnel in a Private Placement Memorandum it will issue to raise funds from other accredited investors and/or broker dealers.

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF SETTLEMENT COMPANY

6.1 Representations and Warranties of the Settlement Company. The Settlement Company hereby represents and warrants to Financing Entity as follows (which representations and warranties shall be continuing at all times during the Term):

(a) The Settlement Company is a Limited Liability Company legally organized, validly existing and in good standing under the laws of the State of Illinois. The Settlement Company has the full organizational right, power and authority and has taken all necessary organizational action to authorize it to enter into, execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority, and no consent of any other person, including, without limitation, consents from parties to loans, contracts, leases or other agreements, is required in connection with execution, delivery and performance of this Agreement by the Settlement Company.

(b) This Agreement has been duly executed and delivered by the Settlement Company and constitutes the legal, valid and binding obligations of the Settlement Company, enforceable against the Settlement Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors’ rights generally and except as availability of the remedy of specific performance, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) There are no material actions, suits, claims, investigations or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings relating to this Agreement or the transactions contemplated hereby in respect of which the Settlement Company has been served or, to the best of the Settlement Company’s knowledge, which is pending or threatened, in each case, before or by any governmental authority, and no judgment, award, order, writ, injunction, arbitration decision or decree has been entered against or served upon the Settlement Company relating to this Agreement or the transactions contemplated hereby.

(d) The execution and delivery of this Agreement, the consummation by the Settlement Company of the transactions contemplated hereby and the performance by the Settlement Company of its obligations hereunder, do not and shall not (i) violate or conflict with the terms of, or result in a breach by the Settlement Company of, or constitute a default under, any material contract or agreement to which the Settlement Company is a party or by which such party may otherwise be bound or affected, (ii) violate any judgment, decree or order of any governmental authority applicable to the Settlement Company, (iii) violate or conflict with any applicable law, or (iv) violate or conflict with the organizational documents of the Settlement Company.

6.2 Representations and Warranties Respecting Purchased Policies. As to each Purchased Policy, Settlement Company hereby makes the following representations and warranties to Financing Entity as of the date of each closing:

(a) Upon such closing, Financing Entity shall be the sole owner and holder of such Purchased Policy free and clear of all charges, claims, encumbrances, liens, pledges and security interests of any kind;

(b) The origination by the Settlement Company of such Purchased Policy complies with all the terms, conditions and requirements of this Agreement and all applicable laws;

(c) Each Purchased Policy and other documents and agreements delivered in connection therewith is, to the Settlement Company’s knowledge, the legal, valid and binding obligation of the Seller or other party executing such document or agreement, enforceable in accordance with its terms, and to Settlement Company’s knowledge, there is no offset, defense, counterclaim or right to rescission with respect to such Policy; and

(d) To the Settlement Company’s knowledge, such Purchased Policy has not been reinstated, modified, amended, lapsed, terminated, subordinated, satisfied, rescinded or canceled in such fashion as to impair Financing Entity’s title to any Purchased Policy, and to the Settlement Company’s knowledge, the transfer, assignment, sale and conveyance of the Purchased Policy to Financing Entity is absolute, without reservation or retention of any interest whatsoever by the Settlement Company, the Seller, the Insured or any previous beneficiary.

(e) Each Purchased Policy that is being delivered in the Portfolio will be delivered with the consent and documentation from the Insured that an annuity can be set up against the Insured’s life.

6..3Affirmative Covenants of the Settlement Company. During the Term, Settlement Company shall:

(a) perform all duties, obligations and services, and effect all transactions contemplated hereunder in accordance with all applicable laws;

(b) notify Financing Entity as soon as reasonably practicable if the Settlement Company discovers that any information with respect to any Purchased Policy or the transactions contemplated hereby that the Settlement Company has furnished to Financing Entity or any other person is incorrect or incomplete in any material respect; and promptly notify Financing Entity of any material actions, suits, claims, investigations or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings threatened or brought against the Settlement Company by or before any governmental authority relating to this Agreement or the transactions contemplated hereby.

(i) Settlement Company acknowledges and understands that it is responsible for payment of the insurance premium and other costs related to a Purchased Policy until satisfaction of payment. Financing Entity acknowledges that the original purchase amount will increase by such costs.

6.4 Independent Contractor Status of the Settlement Company. The Settlement Company shall for all purposes of this Agreement be deemed an independent contractor of Financing Entity and not Financing Entity’s agent. Nothing herein contained shall be construed as making either Party a partner, co-venturer, principal or agent of the other Party or any of their respective affiliates. Except as explicitly permitted herein, neither the Settlement Company nor Financing Entity shall have the power to bind the other.

6.5 Tracking Services. The Settlement Company and Financing Entity shall cooperate in good faith with any tracking servicer designated by Financing Entity to track Purchased Policies, and shall provide such tracking servicer such data and information pertaining to an Insured under a Purchased Policy that is reasonably requested by such tracking servicer.

7 Conditions to Seller’s Obligation to Close. Seller’s obligation to close on the sale of the Property pursuant to this Agreement is subject to Buyer making the Purchase Price deposit pursuant to Section 2(d) herein, and the satisfaction, at or prior to each Policy Closing Date, of each of the following conditions:

8 Compliance with Conditions and Covenants. The fulfillment by Buyer of all conditions contained in this Agreement, the compliance by Buyer in all material respects with the covenants contained in this Agreement, and the execution, acknowledgment (where applicable) and delivery of all documents and other items to be delivered by Buyer to Seller at each Policy Closing Date pursuant to Section 8(c) herein.

9 Closing on Portfolio Policies.

a. The consummation of the transactions contemplated herein shall be held at, and delivery of all items to be delivered on each Policy Closing Date under the terms of this Agreement shall occur at, the offices of the Escrow Agent, or at such other location as may be mutually agreeable to the Seller and the Buyer.

b. Portfolio Policy Maturities. If there is a Portfolio Policy maturity at any time prior to a Policy Closing Date (each a “Pre-Closing Maturity”), the death benefit for such Portfolio Policy shall be for the account of the Seller. For any Pre-Closing Maturity that occurs, the Seller shall substitute another Portfolio Policy of equal face value to take the place of the Portfolio Policy that was subject to the Pre-Closing Maturity.

c. Seller’s Closing Documents. At or before each Policy Closing Date, Seller shall deliver to Buyer, through the Escrow Agent, the following:

i.	an updated Exhibit A containing a current list of the Portfolio Policies as of such Policy Closing Date;

ii.	a copy of the acknowledged ownership and beneficiary form from the pertinent issuing insurance company transferring all ownership and beneficiary rights to the Purchaser; and

iii.	all other Property.

D. Closing Costs. Buyer and Seller shall each pay its own attorneys’ and other advisors’ fees in connection with this Agreement and the closing of the sale of each of the Portfolio Policies.

(vii) duly authorized, executed, and delivered by Seller, will be legal, valid, and binding obligations of Seller, and will not violate any provisions of any material agreement or judicial order to which Seller is a party or to which Seller or the Property are subject as of each Policy Closing Date; and the person executing this Agreement on behalf of Seller is duly authorized to do so.

(viii) Policies Legally Purchased. All policies comprising the Portfolio Policies were purchased in compliance with any and all state and federal laws governing the purchase of life insurance policies from the jurisdictions in which the Portfolio Policies were purchased.

E. Documentation and Consent. Each Purchased Policy that is being delivered to the Finance Entity in the Portfolio will be delivered with documentation from the Insured that an annuity will be purchased on the Insured’s life using the provider’s agency.

F. No Regulatory Action. No state or federal regulatory action against is pending, or to the best of Seller’s knowledge, threatened against Seller, whether civil, criminal or administrative, arising out of or in connection with the purchase or sale of any policy comprising the Portfolio Policies.

G. Private Placement. The Seller agrees that the Buyer can provide disclosure about this Agreement in its private placement memorandum and that the Seller will be disclosed in the memorandum.

10.  Indemnification of Trustee. The Seller and Buyer agree that the Trustee and the Trustee’s officers, directors, shareholders and employees (collectively the “Indemnified Parties”) shall be indemnified and held harmless, for any action it is requested by Seller to undertake in connection with this Agreement; provided, however, that no Indemnified Party shall be indemnified or held harmless hereunder as to any loss to the extent incurred by reason of such Indemnified Party's willful misconduct, bad faith, gross negligence, or material breach of the Trust Agreement . The provisions of this Section 11 shall survive resignation or removal of the Trustee and the termination of this Agreement and the Trust Agreement.

11. Miscellaneous.

a. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon the receipt thereof when sent by (i) the United States mail, registered or certified mail, postage prepaid, return receipt requested; (ii) Federal Express or similar overnight courier; or (iii) delivery by hand, and addressed as follows:

If to Seller:

Trinity Life Settlements
5157 Main Street, Suite 200
Downers Grove, IL 60515
Attention: W. Scott McCullough, COO 630-960-7100 (tel)
630-960-2800 (fax)

If to Buyer:

MaxLife Fund Corp.
45 Sheppard Avenue East Suite 900
North York, Ontario
Canada, M2N 5W9

Attention: Bennett Kurtz

(416) 200-0657
maxlifefund@gmail.com

or such other address as either party may, from time to time, specify in writing to the other.

b. Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through or with any third person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. Each party hereto hereby indemnifies the other party from and against the claims of any person claiming a brokerage or finder’s fee or commission by, through, or under such party. This Section shall survive the Policy Closing Dates.

c. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators, and assigns; provided, however, that neither party hereto may assign its rights hereunder without the prior written approval of the other party hereto, which shall not unreasonably withheld or delayed; provided, however, that the Buyer can, without the consent of Seller, assign this Agreement to any entity controlled by or under common control with the Buyer, but no assignment of this Agreement by Buyer shall relieve Buyer of its obligations hereunder.

d. Amendments. This Agreement may be amended, waived, or consent for the departure therefrom granted, only by a written document executed by Seller and Buyer. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance of this Agreement shall be construed as a consent or waiver to or of any subsequent breach or default in the performance by such other party of the same or any other obligations hereunder.

e. Governing Law. This Agreement shall be governed by, construed in and enforced in accordance with, the laws of the State of Illinois without regard to choice of law rules.

f. Merger of Prior Agreements. This Agreement, as amended from time to time subsequent to the Effective Date, and the exhibits attached hereto constitute the entire agreement between Buyer and Seller with respect to the purchase and sale of the Property and supersede all prior oral and written agreements and understandings between the parties hereto relating to the subject matter hereof. No oral statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

g. Time of the Essence. Time is of the essence in this Agreement.

h. Counterparts. This Agreement may be executed in counterparts and all counterparts shall be considered part of one Agreement binding on all parties hereto.

i. Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and in no way define, limit, modify or affect the scope or intent of this Agreement.

j. Gender. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female, and vice versa.

k. Recitals and Exhibits. The recitals following the introductory paragraph of this Agreement, and the Exhibits attached to this Agreement, are hereby incorporated into and are deemed to be part of this Agreement.

l. Severability. In the event that one or more of the provisions hereof shall be held to be illegal, invalid, or unenforceable, such provisions shall be deemed severable and the remaining provisions hereof shall continue in full force and effect.

m. Business Day. As used herein, the term “Business Day” shall mean any day other than Saturday, Sunday or any day banks are authorized or required to be closed in Chicago, Illinois.

n. Waiver. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of actions to enforce any such right, power or remedy, shall preclude such party from any other or future exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date. December 16th 2010.

SELLER: TRINITY LIFE SETTLEMENTS LLC
/s/ Stephen D. Stanton
Stephen D. Stanton, Chairman

BUYER: MAXLIFE FUND CORP.
/s/ Bennett Kurtz
Bennett Kurtz, CEO